                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               PACTIV CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 2, 2003

Fellow Shareholders:

     The Annual Meeting of Shareholders of Pactiv Corporation will be held Friday, May 16, 2003, at 10:30 a.m., local time, at the Hilton Northbrook, 2855
N. Milwaukee Ave., Northbrook, Illinois 60062. A notice of the meeting, a proxy card, a proxy statement containing information about the matters to be acted upon at the meeting, and a copy of the Company's Annual Report are enclosed.

     Shareholders are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     Your vote is important. I urge all shareholders, even if they plan to attend the Annual Meeting, to please assist us in preparing for the meeting by either completing, executing, and returning your proxy card promptly or using our telephonic or Internet voting procedures, which are described on the proxy card.

                                        Very truly yours,

                                        /s/ Richard L. Wambold
                                        RICHARD L. WAMBOLD
                                        Chairman and Chief
                                        Executive Officer

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2003

     The Annual Meeting of Shareholders of Pactiv Corporation will be held May 16, 2003, at 10:30 a.m., local time, at the Hilton Northbrook, 2855 N. Milwaukee Ave., Northbrook, Illinois 60062 for the following purposes:

     1. To elect eight directors for a term to expire at the 2004 Annual Meeting of Shareholders;

     2. To ratify the appointment of Ernst & Young LLP as independent public accountants for the year 2003; and

     3. To act upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 19, 2003, are entitled to vote at the meeting. A list of these shareholders will be available for inspection for 10 days preceding the meeting at the corporate headquarters of the Company, 1900 West Field Court, Lake Forest, Illinois, 60045, and at the Hilton Northbrook hotel, and will also be available for inspection at the Annual Meeting of Shareholders.

     All shareholders, even if they plan to attend the Annual Meeting, are urged to either complete, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or vote using our telephonic or Internet voting procedures, which are described on the proxy card.
                                           By Order of the Board of Directors

                                                 JAMES V. FAULKNER, JR.
                                                       Secretary
April 2, 2003

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                PROXY STATEMENT

     The Board of Directors of Pactiv Corporation, a Delaware corporation (the "Company"), is soliciting your proxy for use at the Company's Annual Meeting of Shareholders to begin at 10:30 a.m., local time, on May 16, 2003, and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement, the accompanying Notice of Annual Meeting of Shareholders, proxy card and Annual Report, are first being sent or given to holders of the Company's common stock on or about April 2, 2003.

                               TABLE OF CONTENTS

Proposals Submitted for Vote................................    2
Re-Election of the Board of Directors of the Company
  (Proposal 1)..............................................    3
  Biographical Information..................................    3
  Stock Ownership by Management.............................    5
  Board Composition.........................................    5
  Board Committees..........................................    6
  2002 Board and Committee Meetings.........................    7
  Compensation of Directors.................................    7
  Compensation Committee Interlocks and Insider
     Participation..........................................    8
Reports.....................................................    8
  Audit Committee Report....................................    8
  Compensation/Nominating/Governance Committee Report on
     Executive Compensation.................................   10
Performance Graph...........................................   13
Executive Compensation......................................   14
  Summary Compensation Table................................   14
  Options Granted in 2002...................................   15
  Options at Year-End 2002 Values...........................   15
  Pension Plan Table........................................   16
  Change of Control Agreements..............................   16
Ratification of Ernst & Young LLP as Independent Public
  Accountants for 2003 (Proposal 2).........................   17
Other Information...........................................   18
  Certain Beneficial Owners.................................   18
  Section 16(a) Beneficial Ownership Reporting Compliance...   18
  Shareholder Proposals for 2004 Annual Meeting of
     Shareholders...........................................   18
  Annual Report on Form 10-K................................   19
Questions and Answers Regarding Voting......................   20
Appendix A -- Audit Committee Charter.......................  A-1

                          PROPOSALS SUBMITTED FOR VOTE

PROPOSAL 1: RE-ELECTION OF DIRECTORS

     NOMINEES. At the Annual Meeting, you will elect eight individuals to the Board of Directors. Each director will hold office until the next annual meeting and until his or her respective successor is elected and qualified or until his or her earlier resignation or removal. Nominees for re-election this year are Larry D. Brady, K. Dane Brooksher, Robert J. Darnall, Mary R. (Nina) Henderson, Roger B. Porter, Paul T. Stecko, Richard L. Wambold and Norman H. Wesley. For biographical information about each nominee, see "Re-Election of the Board of Directors of the Company -- Biographical Information."

     FAILURE TO SERVE. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, your proxy will be voted for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Board of Directors.

     VOTE REQUIRED. You may vote for or withhold your vote from any of the director nominees. Assuming a quorum is present, the eight director nominees receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) and entitled to vote will be elected as directors.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     INDEPENDENT PUBLIC ACCOUNTANTS. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent public accountants for the year 2003. The Company is asking the shareholders to ratify this selection.

     VOTE REQUIRED. You may vote for, vote against, or abstain from voting on this proposal. Assuming a quorum is present, the vote of a majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote will be required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the year 2003.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2003.

              RE-ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY
                                  (PROPOSAL 1)

BIOGRAPHICAL INFORMATION

     Below are the members of the Company's Board of Directors, each of whom is standing for re-election at the Annual Meeting.


                                Larry D. Brady has been Chairman, Chief Executive Officer,
[LARRY BRADY PHOTO]             President and Chief Operating Officer, and a director of
                                UNOVA, Inc., an industrial technologies company, since
                                August 2001, September 2000, August 1999, and September
                                1999, respectively. From 1993 to June 1999, Mr. Brady was
                                President of FMC Corporation, a producer of chemicals and
                                machinery for industry, agriculture, and government. Mr.
                                Brady is 60 years old, has been a director of the Company
                                since November 1999, and is Chairman of the
                                Compensation/Nominating/Governance Committee and a member of the Three-year Independent Director Evaluation Committee.
--------------------------------------------------------------------------------------------
                                K. Dane Brooksher has served as Chairman and Chief Executive
[K. DANE BROOKSHER PHOTO]       Officer of ProLogis, an operator of a global network of
                                industrial distribution facilities, since March 1999. Mr.
                                Brooksher was Co-Chairman and Chief Operating Officer of
                                ProLogis from November 1993 to March 1999 (through September
                                1997 he was employed by ProLogis' former management
                                company). Prior to joining ProLogis, Mr. Brooksher was Area
                                Managing Partner and Chicago Office Managing Partner of KPMG
                                Peat Marwick (now KPMG LLP), independent public accountants, where he served on the Board of Directors and Management
                                Committee and as International Development Partner for
                                Belgium and the Netherlands. Mr. Brooksher is a trustee of
                                ProLogis and a director of Butler Manufacturing Company, and he serves as an Advisory Board Member of the J.L. Kellogg
                                Graduate School of Management of Northwestern University.
                                Mr. Brooksher is 64 years old and has been a director of the
                                Company since March 2003.
--------------------------------------------------------------------------------------------
                                Robert J. Darnall retired as Chairman of Prime Advantage
[ROBERT DARNALL PHOTO]          Corporation, a supplier of strategic sourcing services and logistics management for industrial manufacturers, in
                                January 2002, having held such position since early 2000.
                                Prior to that, Mr. Darnall was President and Chief Executive
                                Officer of Ispat North America, Inc., from 1998, when Ispat
                                North America, Inc. acquired Inland Steel Company from
                                Inland Steel Industries, Inc., until early 2000. Prior to
                                such acquisition, Mr. Darnall held various positions at
                                Inland Steel Company over a 36-year career, including
                                serving as Chairman and Chief Executive Officer of Inland
                                Steel Industries, Inc., from 1992 to 1998, and as President and a director of Inland Steel Company from 1986 until 1998.
                                Mr. Darnall is also a director of Cummins, Inc., Household
                                International, Inc., Sunoco, Inc., United States Steel
                                Corporation, and the Federal Reserve Bank of Chicago. Mr.
                                Darnall is 65 years old, has been a director of the Company since March 2000, and is a member of the
                                Compensation/Nominating/Governance Committee.
--------------------------------------------------------------------------------------------

                                Mary R. (Nina) Henderson is an advisor to Angelo, Gordon &
[MARY HENDERSON PHOTO]          Company, L.P. Previously, Ms. Henderson was Corporate Vice
                                President, Global Core Business Development for Bestfoods,
                                Inc. from 1999 until December 2000, President of Bestfoods
                                Grocery from 1997 to 1999. During 2001, Ms. Henderson served as a consultant to J.P. Morgan Partners, LLC. She is also a director of AXA Financial, Inc., Del Monte Foods Company,
                                and The "Shell" Transport and Trading Company, p.l.c. Ms.
                                Henderson is 52 years old, has been a director of the
                                Company since January 2000, and is a member of the Audit
                                Committee.
--------------------------------------------------------------------------------------------

                                Roger B. Porter is the IBM Professor of Business and
[ROGER PORTER PHOTO]            Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter
                                also held senior economic policy positions in the Ford,
                                Reagan and George H.W. Bush White Houses, serving as special assistant to the President and executive secretary of the
                                Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of
                                Policy Development from 1981 to 1985, and as assistant to
                                the President for economic and domestic policy from 1989 to
                                1993. Mr. Porter is also a director of National Life
                                Insurance Company, Tenneco Automotive Inc., and Zions
                                Bancorporation. Mr. Porter is 56 years old, has been a
                                director of the Company since November 1999, and is Chairman of the Audit Committee and a member of the Three-year
                                Independent Director Evaluation Committee.
--------------------------------------------------------------------------------------------
                                Paul T. Stecko is the Chairman and Chief Executive Officer
[PAUL STECKO PHOTO]             of Packaging Corporation of America, the corporation formed to acquire the Company's containerboard business in April
                                1999. From November 1998 to April 1999, Mr. Stecko served as
                                President and Chief Operating Officer of Tenneco Inc. From
                                January 1997 to November 1998, Mr. Stecko served as Chief
                                Operating Officer of Tenneco Inc. From December 1993 through
                                January 1997, Mr. Stecko served as Chief Executive Officer of the Company. He is also a director of State Farm Mutual
                                Insurance Company, Tenneco Automotive Inc., and Packaging
                                Corporation of America. Mr. Stecko is 58 years old, has been a director of the Company since November 1999, and is a
                                member of the Audit Committee, the
                                Compensation/Nominating/Governance Committee and Chairman of
                                the Three-year Independent Director Evaluation Committee.
--------------------------------------------------------------------------------------------

                                Richard L. Wambold has been Chairman of the Company since
[RICHARD WAMBOLD PHOTO]         March 2000, and has been Chief Executive Officer and
                                President of the Company since its spin-off in November 1999 and since June 1999, respectively. From June 1997 to May
                                1999, Mr. Wambold was Executive Vice President and General
                                Manager of the Company's specialty packaging and consumer
                                products units. Mr. Wambold is 51 years old and has been a director of the Company since June 1999.
--------------------------------------------------------------------------------------------
                                Norman H. Wesley has been the Chairman and Chief Executive
[NORMAN WESLEY PHOTO]           Officer of Fortune Brands, Inc., a consumer products
                                company, since December 1999. He was President and Chief
                                Operating Officer of Fortune Brands, Inc. during 1999, and
                                Chairman of the Board and Chief Executive Officer of Fortune
                                Brands Home & Office, Inc. (home and office products) from
                                1997 to 1999. Mr. Wesley is also a director of Fortune
                                Brands, Inc. and R.R. Donnelly & Sons Company. Mr. Wesley is
                                53 years old, and has been a director of the Company since
                                December 2001, and is a member of the Audit Committee.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

STOCK OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of February 28, 2003, the number of shares of common stock and Common Stock Equivalents of the Company beneficially owned (including shares which such persons have the right to acquire as of February 28, 2003, or within 60 days thereafter) by: (i) each director or nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all executive officers, directors, and nominees for director as a group.

                                              SHARES
                                             OF COMMON                                    TOTAL SHARES,
                                               STOCK                     COMMON STOCK      OPTIONS AND
                DIRECTORS                    OWNED(1)     OPTIONS(2)    EQUIVALENTS(3)    EQUIVALENTS(4)
                ---------                    ---------    ----------    --------------    --------------
Larry D. Brady...........................       4,157        20,266          12,795            37,218
K. Dane Brooksher*.......................           0             0               0                 0
Robert J. Darnall........................       5,000        18,000           8,934            31,934
Mary R. (Nina) Henderson.................           0        18,000           8,747            26,747
Roger B. Porter..........................       4,147        19,132          12,795            36,074
Paul T. Stecko...........................      25,614        18,000           8,969            52,583
Richard L. Wambold.......................     171,529     1,113,335          93,396         1,378,260
Norman H. Wesley.........................       2,000        12,000           1,706            15,706
           EXECUTIVE OFFICERS
           ------------------
Andrew A. Campbell.......................     154,311       403,335         101,211           658,857
Peter J. Lazaredes.......................      65,669       321,543          23,601           410,813
James D. Morris..........................      33,517       355,623          79,333           468,473
John N. Schwab...........................      34,981       228,919          24,907           288,807
All executive officers and directors or
  nominees as a group (14 individuals)...     530,824     3,059,742         475,390         4,065,956

------------
 *  Mr. Brooksher became a director on March 19, 2003.

(1) Includes shares held in the Pactiv Corporation 401(k) Savings and Investment Plan (the "Thrift Plan"). Each person listed has sole voting and investment power over the shares set forth in this column, except shares held in the Thrift Plan are held of record by the trustee of such plan, are voted by the trustee in accordance with instructions received from plan participants, and may be transferred by the beneficiary only in accordance with the terms of the plan.

(2) Shares that are subject to options that are exercisable as of February 28, 2003, or within 60 days of such date. Such shares cannot be voted or transferred until acquired.

(3) Common Stock Equivalents are rights to shares of common stock under the Company's Deferred Compensation Plan that are distributed in shares of common stock or cash payments, in either case, in an amount based on the performance of the Company's common stock over the applicable period (including the premium received, as described in note 4(c) to the Summary Compensation Table). Under the Deferred Compensation Plan, the shares or cash amounts are distributed after a director ceases to serve as a director of the Company, upon the termination of an employee's employment with the Company, or on the distribution date elected under the Deferred Compensation Plan. Common Stock Equivalents do not have voting rights. Common Stock Equivalents do not include performance share units described in the Summary Compensation Table.

(4) Each individual listed in the table owns less than one percent of the outstanding shares of the Company's common stock. All directors and executive officers as a group beneficially own approximately 2.2% of the outstanding common stock (not including Common Stock Equivalents).

BOARD COMPOSITION

     The Board of Directors of the Company consists of eight members, including seven who are not officers or employees of the Company (the "Non-Employee Directors") and one who is an officer of the

Company. The Board of Directors believes that this ratio represents a commitment to the independence of the Board. The three standing Committees of the Board of Directors are each comprised solely of Non-Employee Directors. In addition, on an ad hoc basis, the Board may designate from time to time a Non-Employee Director as the "lead" director with respect to special matters or discussions affecting the Company. The Non-Employee Directors hold an executive session, without any members of management present, after each Board meeting.

BOARD COMMITTEES

     The Board of Directors has three standing committees, which have the following responsibilities and authority.

     AUDIT COMMITTEE. The Audit Committee's primary duties and responsibilities are as follows:

     - Appointment, compensation and oversight over the work of the Company's public accountants.

     - Monitoring the integrity of the Company's financial statements.

     - Monitoring the Company's compliance with its corporate code of conduct and legal and regulatory requirements.

     - Monitoring the Company's public accountants' qualifications and independence.

     - Monitoring the performance of the Company's internal audit function and public accountants.

     - Providing an avenue of communication among the independent auditors, management, internal auditors and the Board of Directors.

     In performing its duties, the Audit Committee has the authority to take such actions as it deems appropriate to implement the purposes of the Audit Committee. The committee may retain special legal, accounting, or other consultants, and meet with the Company's public accountants, its internal auditors, employees, management, and such other persons, in separate executive sessions as the committee sees fit. Some of the committee's regular activities include:

     - Reviewing and discussing with management and the Company's public accountants the Company's financial statements, including related disclosures required in the Company's filings with the Securities and Exchange Commission.

     - Reviewing and discussing with management and the Company's public accountants the adequacy of the Company's internal control processes and procedures.

     - Reviewing and discussing with management and the Company's public accountants major issues regarding accounting principles and financial statement presentation, including reviewing the Company's critical accounting policies.

     - Discussing with management the Company's major financial risk exposures and steps taken to monitor and control such exposures.

     - Reviewing and discussing with management press releases and financial information and earnings guidance provided to analysts and ratings agencies.

     - Establishing "whistle blower" procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters, and to allow employees to confidentially and anonymously submit concerns regarding questionable accounting or auditing matters.

     - Reporting regularly to the Board, including a review of its own performance.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A. The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter annually. The Audit Committee charter has been amended to incorporate the requirements of the Sarbanes-Oxley Act of 2002 and the proposed, but not yet adopted, rules of the New York Stock Exchange, Inc. (NYSE), and as amended, meets the standards set forth in the Securities and Exchange Commission regulations and the NYSE rules.

     The Audit Committee held seven meetings in 2002. The Audit Committee is comprised solely of Non-Employee Directors, each of whom meets the independence standards established by the NYSE, as determined by the Board. Because Mr. Stecko is an executive officer of Packaging Corporation of America ("PCA"), the Company's former containerboard business, which is a supplier of certain products to the Company, the Board considered and affirmatively determined that such relationship will not interfere with Mr. Stecko's exercise of independent judgment and that his participation in the Audit Committee is in the best interests of the Company and its shareholders. In making this determination, the Board considered, among other matters, Mr. Stecko's knowledge of the Company's industry and business, his overall financial acumen, and the nature and relative size of the business relationship between the Company and PCA.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE. The Compensation/Nominating/ Governance Committee has significant corporate governance and compensation responsibilities, among other things, to: (i) establish the salary rate of officers and employees of the Company and its subsidiaries; (ii) examine periodically the compensation structure of the Company; (iii) supervise the welfare and pension plans and compensation plans of the Company; (iv) review and determine the desirable balance of experience, qualifications and expertise among members of the Board of Directors; (v) review possible candidates for membership on the Board of Directors and recommend a slate of nominees for election as directors at the Company's Annual Meeting of Shareholders; (vi) review the function and composition of the other committees of the Board of Directors and recommend membership on such committees; and (vii) review the qualifications and recommend candidates for election as officers of the Company. The Compensation/Nominating/Governance Committee held five meetings in 2002. The Committee will consider qualified director nominees recommended by shareholders. If you want to recommend a person whom you consider qualified to serve on the Board of Directors of the Company, you may give notice to the Secretary of the Company in accordance with the requirements described in "Shareholder Proposals for 2004 Annual Meeting of Shareholders -- Nominations for Directors."

     THREE-YEAR INDEPENDENT DIRECTOR EVALUATION COMMITTEE. The Three-year Independent Director Evaluation Committee has the responsibility, among other things, to review the Company's Qualified Offer Plan Rights Agreement (adopted in November 1999) at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate such Plan. The Three-year Independent Director Evaluation Committee held one meeting in 2002 to review the Plan, after which the Committee recommended its continued adoption.

2002 BOARD AND COMMITTEE MEETINGS

     The Board of Directors held seven meetings in 2002. Each director attended more than 75% of the meetings of the Board and of the Board committees on which he or she served.

COMPENSATION OF DIRECTORS

     RETAINERS AND MEETING FEES. The Company pays each Non-Employee Director an annual retainer of $35,000, of which a minimum of 60% ($21,000) is paid in the form of stock-settled Common Stock Equivalents, as described below, and a maximum of 40% ($14,000) is paid in cash or, at the election of the director, credited to a deferred compensation account as described below. The Company also pays Non-Employee Directors $1,000 for each meeting of the Board of Directors attended. The Chairman of the Audit Committee and the Chairman of the Compensation/Nominating/Governance Committee are each paid an annual fee of $9,000, and Non-Employee Directors who serve on such committees are paid an annual fee of $6,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 for each meeting of that committee attended. Non-Employee

Directors also receive reimbursement of their expenses for attending meetings of the Board of Directors and Committee meetings.

     COMMON STOCK EQUIVALENTS/OPTIONS. In payment of 60% of the retainer for 2002, Non-Employee Directors received in total 7,103 Common Stock Equivalents. Common Stock Equivalents are payable in shares of the Company's Common Stock after a Non-Employee Director ceases to serve as a director of the Company. Final distribution of such shares may be made either in a lump sum or in installments over a period of years. Each Common Stock Equivalent is issued at 100% of the fair market value of a share of Common Stock on the date of grant.

     Each Non-Employee Director also receives an annual grant of options to purchase 6,000 shares of Common Stock. These options are granted at 100% of fair market value on the day the option is granted with a term of ten years and fully vest six months from the grant date. Once vested, these options are exercisable at any time during the option term.

     DEFERRED COMPENSATION PLAN. Pursuant to the Company's Deferred Compensation Plan, a Non-Employee Director may elect to have up to 40% ($14,000) of his or her retainer fee and all or a portion of his or her meeting fees credited to a deferred compensation account. Payment of such amounts, together with interest and/or earnings, may be deferred until the earlier of: (i) the year next following the date upon which he or she ceases to be a director of the Company; or (ii) the year selected by the director for commencement of payment of the deferred amount. The plan provides Non-Employee Directors with various investment options, which include Common Stock Equivalents that may be paid out in either cash or shares of the Company's common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brady, Darnall, and Stecko are the members of the Compensation/Nominating/ Governance Committee of the Board of Directors, none of whom is an officer or employee of the Company. Mr. Stecko was formerly an executive officer of the Company, and its former parent, Tenneco Inc., until April 1999. In 2002, the Company purchased approximately $93 million of corrugated containers from PCA. Mr. Stecko is Chairman and Chief Executive Officer of PCA, which purchased the Company's former containerboard business in April 1999. The Company's purchases were made pursuant to a long-term supply agreement entered into by the Company and PCA at the time the Company sold that business to PCA. The supply agreement with PCA runs through April 2004. The Company expects its level of purchases from PCA in 2003 to be comparable to the level of purchases in 2002.

     During 2002, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation/Nominating/Governance Committee of the Board.

                                    REPORTS

     The following Audit Committee Report and Compensation/Nominating/Governance Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

     In performing its duties, the Audit Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management. The Audit Committee also met privately with the Company's independent auditor for the year 2002, Ernst & Young LLP, and discussed issues deemed significant by Ernst & Young LLP, including those matters required to be discussed by Statements on Auditing Standard No. 61 (Codification of Statements on Auditing Standards, AU sec. 380), as amended. In addition, the Audit Committee discussed with Ernst &

Young LLP its independence from the Company and its management, and has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Taking all of these reviews and discussions into account the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. Respectfully submitted by the members of the Audit Committee:
Roger B. Porter, Chairman
Paul T. Stecko
Mary R. (Nina) Henderson
Norman H. Wesley

             COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Compensation Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. The Compensation Committee has furnished the following report on executive compensation.

     COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans, and programs is that executive and shareholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay commensurate with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other executives named in this proxy statement ("Named Executives"), as well as the other executives of the Company, has been structured to:

     - Align the interests of the Company's executives and shareholders by implementing and maintaining compensation programs that provide for the acquisition and retention of Company shares by senior executives.

     - Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against aggressive business goals and core behavioral standards.

     - Provide an executive compensation package that attracts, retains, and motivates key executives.

     - Place greater emphasis and leverage on variable performance-based "at risk" (versus fixed) compensation as executives assume increased responsibility.

     Based on these objectives, the executive compensation program has been designed to provide the Company's executives with base salaries, annual cash incentive awards, long-term incentive awards, stock ownership opportunities, and other benefits that are comparable to the compensation opportunities typically offered to executives at major corporations that are similar in scope or that directly compete with the Company in the marketplace. The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met.

     In determining competitive compensation for each of the components of executive compensation described below and in evaluating the total compensation package for each Named Executive, the Compensation Committee analyzes data from several independent compensation surveys and solicits information and advice from independent compensation consultants. The competitive market data used by the Compensation Committee includes the data of several of the companies comprising the Industry Peer Group on the Performance Graph that follows this report. However, the inclusion of their data is a function of their participation in the various nationally recognized compensation surveys in which the Company participates, rather than an alignment of companies in similar industry groups. Salary levels are structured within a range of reputable survey data for comparable positions and companies without regard to the performance of the companies surveyed. Eligibility for both the annual cash compensation program and long-term incentive awards is determined by salary grade and compensation survey data. Once eligible, participation in the Plan (described below) requires Compensation Committee approval. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his or her potential total compensation is based on performance (both corporate and individual), and a lesser portion is comprised of salary, causing potentially greater variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being stock-based compensation.

     In designing and administering the components of the executive compensation program, the Compensation Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Total executive compensation has two major components: annual cash compensation comprised primarily of base salary and bonus, and long-term incentives comprised of stock options and performance shares. The framework for the components of the long-term incentives are set forth in the Pactiv Corporation 2002 Incentive Compensation Plan (the "Plan"), which was approved by the Company's shareholders at the 2002 shareholders meeting. The following is a description of each of the components of the executive compensation program along with a discussion of the decisions and actions taken by the Compensation Committee with regard to 2002 compensation. Also included is a specific discussion regarding the CEO's compensation.

     ANNUAL CASH COMPENSATION PROGRAM

     An executive's annual cash compensation consists primarily of a base salary and bonus. Each year the Compensation Committee evaluates executive officers' base salaries by reviewing competitive market practices and assessing Company and individual performance.

     The annual bonus plan is designed to provide an added incentive to participants to align their efforts to the Company's business objectives. A target award is assigned to each executive salary grade, and participants may earn awards ranging from 0 to 200 percent of target based upon the Company's performance against plan and individual performance against established objectives.

     Annual performance goals are established at the beginning of each year for the purpose of determining incentive awards for that year. At the conclusion of each year, the Compensation Committee approves incentive award payments to executives based on the degree of achievement of the goals established and their judgment of the Company and individual performance. Using earnings per share, cash flow objectives, and other performance factors including return on capital employed, working capital, innovation, customer satisfaction, quality, health and safety, and leadership, the Compensation Committee establishes a target incentive compensation fund. The Compensation Committee also approves individual awards after reviewing management's evaluation of the individual's contribution to the overall performance of the business. In 2002, the goals established by the Compensation Committee were exceeded, and bonuses were paid accordingly.

     LONG-TERM INCENTIVES -- STOCK AWARDS

     The long-term incentive vehicles available for grant under the Plan are intended to align a significant portion of an executive's compensation package with shareholder interests. The Plan permits the granting of a variety of long-term incentive awards, and the Compensation Committee approves which vehicles will be used under the Plan based on its compensation philosophy and the alignment of that philosophy to the Company's business strategy. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation is in the form of stock-based compensation.

     In 2002, the Compensation Committee granted stock options and performance shares:

     - Stock option grants were approved based upon the Compensation Committee's evaluation of the Company's overall performance, its performance in relation to its peer group and the market in general, and the competitive pay practices of comparable companies. The grants have an exercise price equal to the fair market value of the Company common stock as of the grant date. Thus, executives only benefit from the grant of stock options if the stock price increases and shareholders also benefit. The Company has never repriced underwater options and under the Plan may not do so without the approval of the Company's shareholders.

     - The Compensation Committee granted performance shares to the executive officers for the three-year plan beginning in 2002. These grants were based upon the Committee's analysis of competitive levels of stock awards and an assessment of individual performance. The performance cycle is three years, beginning January 1, 2002. The amounts earned are based on improvement in core earnings per share and return on capital employed and can range from zero to 200 percent of the target amount. The final value of the award is determined at the end of the three-year performance period and is based on the Company's stock price at that time. Thus, performance share awards serve to retain key executives and focus them on internal financial goals and the Company's stock price.

     - In accordance with the Plan, the Compensation Committee approved the 2002 percentage earnout of the eligible performance share equivalent awards based on the Company exceeding its earnings per share and return on capital employed performance goals. The 2000 performance grant was paid out 50 percent in cash and 50 percent in stock.

     STOCK OWNERSHIP REQUIREMENTS

     In line with the philosophy that the interests of the executives should be aligned with those of the shareholders, the Company requires that the executives attain and retain certain specified levels of stock ownership. To assist executives in achieving their stock ownership goals, executives may choose to defer all or a portion of annual cash incentives in a Pactiv stock index account. In addition, employees who defer such amounts into Common Stock Equivalents receive a 20% discount provided such Common Stock Equivalents are retained for a minimum of three years. Each year the Compensation Committee reviews the executives' ownership levels to insure compliance with these requirements. All of the Named Executives have exceeded their stock ownership requirements which range from three to five times the midpoint of their salary range.

     CEO COMPENSATION

     The Compensation Committee approved an increase in Mr. Wambold's base salary for 2002 to $795,000. Factors considered in making an increase in his salary were the Company's performance since the spin-off of the Company from Tenneco Inc. and the leadership Mr. Wambold has provided to the Company. In accordance with the established performance criteria, the Compensation Committee approved a 2002 annual incentive award of $1,120,000 for Mr. Wambold. In addition to exceeding the quantitative financial goals, the Compensation Committee also considered the performance of the Company relative to its competitors and cumulative total shareholder return. In 2002, the Compensation Committee granted 250,000 stock options to Mr. Wambold. The Compensation Committee considered competitive market practice, the Company's performance, and Mr. Wambold's leadership in determining the size of his option grant. The Compensation Committee also approved a performance share grant of 45,000 units to Mr. Wambold for the year 2002, which will be earned based on performance over the three-year period beginning January 1, 2002. Mr. Wambold's performance share award earnout for 2002 was at the same percentage of the target amounts as the other participants.

     $1 MILLION TAX LIMITATION

     The Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year. "Performance-based compensation" is excluded from this $1 million limitation. Awards granted under the Plan are intended to qualify as performance-based compensation, allowing the Company to deduct such amounts for tax purposes. However, when appropriate, the Committee may utilize components of certain executive compensation programs which may not be tax deductible to the Company.

     Respectfully submitted by the members of the Compensation/Nominating/Governance Committee:

     Larry D. Brady, Chairman
     Robert J. Darnall
     Paul T. Stecko

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return on the Company's common stock from October 27, 1999 (the first day on which the Company's common stock began trading on a "when issued" basis on the New York Stock Exchange), through December 31, 2002, with the cumulative total return of:
(i) the Standard & Poor's 500 Stock Index; and (ii) a Custom Composite Index comprised of an industry peer group selected by the Company that includes representative companies with which the Company competes.

     Based upon an initial investment of $100 on October 27, 1999, with dividends, if any, reinvested.

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------
                           27-OCT-99  31-DEC-99  31-DEC-00  31-DEC-01  31-DEC-02
------------------------------------------------------------------------------------
 Pactiv Corp.                $100        $87       $102       $146       $179
------------------------------------------------------------------------------------
 S&P 500                     $100       $114       $103        $91        $71
------------------------------------------------------------------------------------
 Custom Composite Index
   (6 Stocks)                $100        $97        $70        $87        $90
------------------------------------------------------------------------------------

------------
1. The stock performance shown in this graph is not necessarily indicative of future performance of the Company's common stock.

2. The Custom Composite Index is comprised of the following companies: Aptar Group Inc., Bemis Co., Crown Cork & Seal Co. Inc., Ivex Packaging Corporation (through the second quarter of 2002, until its acquisition by Alcoa Inc.), Sealed Air Corp., and Sonoco Products Co. The Company selected this group of companies in good faith based on similarities in the nature of such companies' businesses to the Company's business.

3. In prior years the Company had also included the S&P Containers & Packaging (Paper) index, published by Standard & Poor's Corporation, in its performance graph. Standard & Poor's Corporation discontinued publishing such index as of December 31, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the remuneration paid by the Company: (i) to the Chief Executive Officer; and (ii) to each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer.

                                       ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                     -----------------------   -------------------------
                                                                 RESTRICTED                   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY(1)     BONUS(2)    STOCK AWARDS(3)   OPTIONS   COMPENSATION(4)
---------------------------  ----    ---------     --------    ---------------   -------   ---------------
Richard L. Wambold........   2002    $847,600     $1,557,000     $1,238,174      250,000      $ 13,762
  Chairman and Chief         2001    $767,100     $  800,000     $  786,911      275,000      $ 92,341
  Executive Officer          2000    $637,500     $  725,000     $  247,600      250,000      $116,625
Andrew A. Campbell........   2002    $364,625     $  558,500     $  553,526      105,000      $ 75,038
  Senior Vice President and  2001    $346,808     $  315,000     $  370,975      110,000      $ 69,902
  Chief Financial Officer    2000    $325,008     $  295,000     $  123,800      100,000      $ 61,260
Peter J. Lazaredes........   2002    $347,760     $  485,696     $  349,600      105,000      $ 14,058
  Senior Vice President and  2001    $335,117     $  300,000     $  247,311      110,000      $ 53,450
  General Manager --         2000    $309,901     $  235,000     $   82,537       85,000      $ 32,806
  Food/Foodservice
James D. Morris...........   2002    $342,817     $  395,696     $  305,900      105,000      $ 64,744
  Senior Vice President and  2001    $355,117     $  190,000     $  247,311      110,000      $ 14,148
  General Manager --         2000    $309,901     $  205,000     $   82,537       85,000      $ 54,719
  Protective and Flexible
  Packaging
John N. Schwab............   2002    $320,147     $  351,996     $  320,474      105,000      $ 12,914
  Senior Vice President and  2001    $302,998     $  220,000     $  191,097      110,000      $ 32,895
  General Manager -- Hefty   2000    $279,479     $  200,000     $   57,777      135,000      $ 28,167
  Consumer Products

------------
(1) Includes base salary plus amounts paid in lieu of matching contributions to the Thrift Plan.

(2) For 2002, the amount shown includes the dollar value of performance share units for which the performance criteria were satisfied in such year and which were not subject to further vesting but were immediately payable upon the determination of such criteria being satisfied. Bonus payments are reported for the fiscal year in which the related services were rendered, although the actual payments may have been made in the succeeding year.

(3) Represents the dollar value of the performance share units for which the performance criteria were satisfied in such year but which were subject to further vesting based on the individual's continued employment with the Company (performance share units that are not subject to further vesting are reported as "Bonus" in this table. See note 2 above.) Performance share units are granted under the Company's 2002 Incentive Compensation Plan, are earned in amounts between 0% and 200% of the target amount for each year based upon the Company's performance against a value model that requires improvement in both earnings per share and the return on capital employed for that year, vest three years from the date of the award, and can be paid in stock or cash. The dollar values shown are calculated by multiplying the closing market price of the Company's common stock on December 31, 2000, 2001 and 2002, respectively, by the number of performance share units earned during such year (not including, for 2002, performance share units that were not subject to further vesting, which are reflected in the "Bonus" column of this Table). Performance share units would be entitled to receive dividends or dividend equivalents, respectively, if declared and paid on the Company's common stock. The total number of performance share units held by the above individuals and the value as of December 31, 2002 (excluding performance share units that were settled on January 29, 2003), based on the closing market price of the Company's common stock on December 31, 2002 of such holdings is as follows: Mr. Wambold: 82,000 units ($1,791,700); Mr. Campbell: 36,733 units ($802,616); Mr. Lazaredes:
    23,600 units ($515,660); Mr. Morris: 21,600 units ($471,960); and Mr.
    Schwab: 21,000 units ($458,850).

(4) Includes amounts attributable during 2002 to benefit plans of the Company as follows:

     (a) The Company contributed $11,000, $4,583, $11,000, $11,000, and $8,417 to the accounts of each of Messrs. Wambold, Campbell, Lazaredes, Morris, and Schwab, respectively, pursuant to the Thrift Plan.

     (b) The dollar values paid by the Company for insurance premiums under the Company's group life insurance plan for Messrs. Wambold, Campbell, Lazaredes, Morris and Schwab, were $2,762, $2,455, $3,058, $3,744, and $4,497, respectively.

     (c) Under the Pactiv Corporation Deferred Compensation Plan, participants who elect to invest all or a portion of their bonus in the Pactiv Common Stock Index Account receive a premium of one additional Common Stock Equivalent for each five Common Stock Equivalents purchased, provided such Common Stock Equivalents are retained for three years. The value of such additional Common Stock Equivalents in 2002 for named individuals is as follows: Mr. Campbell: $68,000; and Mr. Morris:
         $50,000.

                            OPTIONS GRANTED IN 2002

     The following table shows the number of options to purchase common stock that were granted by the Company during 2002 to the persons named in the Summary Compensation Table above.

                                                       PERCENT OF
                                    SHARES OF         TOTAL OPTIONS
                                   COMMON STOCK        GRANTED TO                                   GRANT DATE
                                UNDERLYING OPTIONS      EMPLOYEES       EXERCISE      EXPIRATION     PRESENT
                                    GRANTED(#)         IN 2002(%)      PRICE($)(1)       DATE        VALUE(2)
                                ------------------    -------------    -----------    ----------    ----------
Richard L. Wambold..........         250,000              11.2           $17.60        9/18/12      $1,685,000
Andrew A. Campbell..........         105,000               4.7           $17.60        9/18/12      $  707,700
James D. Morris.............         105,000               4.7           $17.60        9/18/12      $  707,700
Peter J. Lazaredes..........         105,000               4.7           $17.60        9/18/12      $  707,700
John N. Schwab..............         105,000               4.7           $17.60        9/18/12      $  707,700

------------
(1) All options were granted with exercise prices equal to 100% of the fair market value (the average of the high and the low trading price) of a share of Company common stock on the date of grant.

(2) Reflects Black-Scholes valuation that was performed using the following assumptions: 38.70% volatility, 2.90% risk-free interest rate, 0% expected dividend rate and 5-year option life.

                        OPTIONS AT YEAR-END 2002 VALUES

     The following table sets forth the number of stock options held at December 31, 2002 by the persons named in the Summary Compensation Table. No options to acquire shares of the Company's common stock were exercised by such persons during 2002.

                                           TOTAL NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                 OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                                                DECEMBER 31, 2002                 DECEMBER 31, 2002
                                          ------------------------------    ------------------------------
                                          EXERCISABLE    NON-EXERCISABLE    EXERCISABLE    NON-EXERCISABLE
                                          -----------    ---------------    -----------    ---------------
Richard L. Wambold....................     1,113,335         516,665        $8,074,011       $2,903,989
Andrew A. Campbell....................       403,335         211,665        $3,397,811       $1,182,839
Peter J. Lazaredes....................       321,543         206,665        $2,455,511       $1,132,189
James D. Morris.......................       355,623         206,665        $2,455,511       $1,132,189
John N. Schwab........................       228,919         203,332        $1,715,174       $1,098,426

                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable upon normal retirement pursuant to the Company's Retirement Plan and Supplemental Executive Retirement Plan to persons in specified remuneration and years-of-credited-participation classifications.

                               YEARS OF CREDITED PARTICIPATION
   ANNUAL      ---------------------------------------------------------------
REMUNERATION      5          10         15         20         25         30
------------   --------      --         --         --         --         --
 $  600,000    $ 47,142   $ 94,285   $141,428   $188,571   $235,714   $282,857
 $  700,000    $ 55,000   $110,000   $165,000   $220,000   $275,000   $330,000
 $  800,000    $ 62,857   $125,714   $188,571   $251,428   $314,285   $377,142
 $  900,000    $ 70,714   $141,428   $212,142   $282,857   $353,571   $424,285
 $1,000,000    $ 78,571   $157,142   $235,714   $314,285   $392,857   $471,428
 $1,100,000    $ 86,428   $172,857   $259,285   $345,714   $432,142   $518,571
 $1,200,000    $ 94,285   $188,571   $282,857   $377,142   $471,428   $565,714
 $1,300,000    $102,142   $204,285   $306,428   $408,571   $510,714   $612,857
 $1,400,000    $110,000   $220,000   $330,000   $440,000   $550,000   $660,000
 $1,500,000    $117,857   $235,714   $353,571   $471,428   $589,285   $707,142
 $1,600,000    $125,714   $251,428   $377,142   $502,857   $628,571   $754,285
 $1,700,000    $133,571   $267,142   $400,714   $534,285   $667,857   $801,428
 $1,800,000    $141,428   $282,857   $424,285   $565,714   $707,142   $848,571
 $1,900,000    $149,285   $298,571   $447,857   $597,142   $746,428   $895,714
 $2,000,000    $157,143   $314,286   $471,429   $628,571   $785,714   $942,857

------------

Notes:
1. The benefits shown above are computed as a straight-life annuity and are based on years of credited participation and the employee's average compensation (salary and bonus), determined over a three-year period. The benefits are not subject to any deduction for Social Security or other offset amounts. The estimated credited years of service for Messrs. Wambold, Campbell, Lazaredes, Morris and Schwab are 24, 3, 21, 27 and 6, respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

2. Commencing at age 55 or at his separation from the Company, whichever is later, Mr. Wambold's benefits, at a minimum, shall be determined by multiplying his average total base compensation plus bonus, determined over the three-year period immediately preceding his separation from service, by 25% plus 2.5% for each year service in the period commencing January 1, 1997 up to a maximum of 50%. Until he is age 55, Mr. Lazaredes' eligibility and benefits (including years of credit participation) shall be computed as though he were age 55.

CHANGE OF CONTROL AGREEMENTS

     The Company maintains a key executive change-in-control severance benefit plan designed to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of those employees that their job or benefit entitlements will be terminated as a result of a "change-in-control" of the Company, as that term is defined in the plan. The plan provides for severance payments that are equal to three times the sum of the executive's annual base salary in effect at the date of termination of employment and the greater of the average amount of incentive compensation received by the executive over the preceding three years or the targeted annual awards under such plans. Under the plan, Messrs. Wambold, Campbell, Lazaredes, Morris, and Schwab would have been entitled to receive payments in the amount of $5,030,001, $2,015,025, $1,883,001, $1,638,672, and $1,600,026, respectively, if their positions had been terminated on December 31, 2002, following a "change-in-control." In addition, restricted shares held in the name of those individuals would automatically become unrestricted, all of their performance share units would become fully vested and payable, and all of their stock options would become fully vested.

  RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2003
                                  (PROPOSAL 2)

     Financial statements of the Company and its consolidated subsidiaries as of and for the year ended December 31, 2002, are included in the Company's Annual Report furnished to all shareholders. These financial statements were audited by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Audit Committee has selected Ernst & Young LLP as the Company's independent public accountants for the year 2003. The Board is seeking shareholder ratification of this selection. If the shareholders should not ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year 2003, the Audit Committee would reconsider the appointment.

     The Company's independent public accountants for 2001 were Arthur Andersen LLP. Arthur Andersen LLP did not resign or decline to stand for re-election as the Company's independent public accountants in 2002. Rather, the determination to appoint new independent public accountants for 2002 was made by the Board of Directors, based on the recommendation of the Audit Committee. Neither Ernst & Young LLP's report on the Company's financial statements for the year ended December 31, 2002, nor Arthur Andersen LLP's report on the Company's financial statements for the year ended December 31, 2001, contained an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There have not been, during the Company's two most recent fiscal years or any subsequent interim period, any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with their report on the Company's consolidated financial statements for such years.

AUDIT AND NON-AUDIT FEES

     The following presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for 2002, and fees for other services rendered by Ernst & Young LLP for fiscal 2002.

     AUDIT FEES. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Forms 10-Q for the 2002 fiscal year were approximately $1,225,650.

     AUDIT-RELATED FEES. The aggregate fees for preferred services rendered by Ernst & Young for audit-related services including benefit plan audits and due diligence related to mergers and acquisitions were $201,987.

     TAX AND OTHER FEES. There were no professional services rendered by Ernst & Young LLP in the 2002 fiscal year relating to tax and other services.

     All audit and non-audit services rendered by Ernst & Young LLP were approved by the Audit Committee, which considered whether the provision of non-audit services was compatible with maintaining Ernst & Young LLP's independence.

     The following presents fees for professional audit services rendered in 2001 by Arthur Andersen LLP, the Company's former independent public accountants for the audit of the Company's annual consolidated financial statements for 2001 and fees for other services rendered by Arthur Andersen LLP in 2001. Certain of these services were provided in 2001 under then existing regulations but are no longer allowed to be provided by the Company's independent public accountants.

     AUDIT FEES. The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Forms 10-Q for the 2001 fiscal year were approximately $1,559,000.

     AUDIT-RELATED FEES. The aggregate fees for professional services rendered by Arthur Andersen LLP for audit-related services including benefit plan audits and oversight of trusts established as a result of the Company's spin-off from its former parent were approximately $470,000.

     TAX FEES. The aggregate fees for services rendered by Arthur Andersen LLP for tax services including tax planning, preparation of tax returns, transfer price studies and acquisition and divestiture tax planning were approximately $2,250,000.

     OTHER FEES. The aggregate fees for other services rendered by Arthur Andersen LLP including internal audit outsourcing services, supply chain planning and customer integration consulting and a sales incentive compensation study were $2,257,000.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2003.

                               OTHER INFORMATION

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information of each person that, as of December 31, 2002, reported beneficial ownership of more than 5% of the Company's common stock. This information is based solely on such person's filings on Schedule 13G under the Securities Exchange Act of 1934.

                   NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
                    BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                   -------------------                       --------------------    ----------------
Barclays Global Investors, NA............................         11,484,846(1)           7.25%
45 Fremont Street
San Francisco, CA 94105

------------
(1) The shares shown are held by Barclays Global Investors, NA, and certain other banks affiliated with Barclays Global Investors, NA. Of such amount, 10,004,326 shares were reported as held of record by Barclays Global Investors, NA. Such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of these forms. To the Company's knowledge, based solely on its review of the copies of Forms 3, 4 and 5 filed on behalf of the directors and executive officers, the Company believes that all officers and directors of the Company complied with all filing requirements imposed by Section 16(a) of the Exchange Act during 2002. The Company does not know of any persons who hold more than 10% of the common stock of the Company.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

     NOMINATIONS FOR DIRECTORS. A shareholder of the Company may nominate persons for election to the Company's Board of Directors by submitting such nomination, together with certain related information required by the Company's By-Laws, in writing to the Secretary of the Company at the

Company's principal executive offices, at the times set forth in the following paragraph regarding notices for shareholder proposals.

     SHAREHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT. For a shareholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the 2004 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices by December 3, 2003.

     OTHER SHAREHOLDER PROPOSALS. The Company's By-Laws state that to be timely, notice and certain related information must be received at the principal executive offices not less than 90 and no more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, notice of the matter must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the 90th day prior to such meeting or the 10th day following the date of public disclosure of the meeting date, whichever occurs first. Therefore, to be timely under the Company's By-Laws, a proposal not included by or at the direction of the Board of Directors must be received not earlier than January 16, 2004, or later than February 15, 2004. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy.

ANNUAL REPORT ON FORM 10-K

     THE ANNUAL REPORT, WHICH INCLUDES PORTIONS OF THE COMPANY'S FORM 10-K, ACCOMPANIES THIS PROXY STATEMENT BUT IS NOT DEEMED A PART OF THE PROXY SOLICITATION MATERIAL. THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THIS REPORT MAY BE OBTAINED UPON ORAL OR WRITTEN REQUEST TO JAMES V. FAULKNER, JR., SECRETARY, PACTIV CORPORATION, 1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS 60045. THE COMPANY'S FORM 10-K AND OTHER PUBLIC FILINGS ARE ALSO AVAILABLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEB SITE (WWW.SEC.GOV) AND ON THE COMPANY'S WEBSITE (WWW.PACTIV.COM).

                     QUESTIONS AND ANSWERS REGARDING VOTING

     WHO MAY VOTE AT THE ANNUAL MEETING? If you are a holder of common stock on the Record Date (as defined below), you will have one vote for each share of common stock that you hold on each matter that is presented for action at the Annual Meeting. If you have shares that are registered in the name of a broker, your broker will forward your proxy materials to you and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

     WHAT IS THE RECORD DATE? Your Board of Directors has selected the close of business on March 19, 2003, as the record date (the "Record Date") for determining the shareholders of record who are entitled to vote at the Annual Meeting. This means that all shareholders of record at the close of business on March 19, 2003, may vote their shares at the Annual Meeting. On the Record Date, the Company had issued and outstanding 162,433,349 shares of its common stock (of which 159,233,349 are shares outstanding for financial reporting purposes and 3,200,000 are shares not considered outstanding for financial reporting purposes because they are held in a grantor trust to ensure payments under the Company's Supplemental Executive Retirement Plan and Deferred Compensation
Plan).

     WHAT CONSTITUTES A QUORUM? The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares authorized to vote constitutes a quorum for the transaction of business. If you submit a properly completed proxy, vote by our telephone or Internet voting procedures, or if you attend the Annual Meeting to vote in person, your shares will be considered present. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

     ON WHAT WILL I BE VOTING? You are being asked to vote on the two matters identified under the heading "Proposals Submitted for Vote." By executing the proxy card, or submitting your proxy via the telephone or Internet, you will also be granting to Richard L. Wambold, Roger B. Porter, and James V. Faulkner, Jr. discretionary authority to vote your shares on any other proposals that may properly come before the Annual Meeting.

     HOW DO I VOTE? You can vote four ways: (1) by signing and dating each proxy card you receive and returning it in the included prepaid envelope; (2) by following the instructions for telephonic voting on the proxy card; (3) by following the instructions for Internet voting on the proxy card; or (4) by attending the Annual Meeting and voting in person. Even if you are planning on attending the Annual Meeting, we request that you vote by one of the other three procedures -- should you wish to change your vote at the Annual Meeting, you may do so, but voting by the other procedures will help ensure our obtaining a quorum for the Annual Meeting.

     If you vote by using the proxy card, you must sign, date and return the proxy card in the envelope provided. You may specify your choices by marking the appropriate boxes on the card.

     In lieu of returning signed proxy cards, you can vote your shares over the Internet or by calling a specially designated telephone number that appears on the proxy cards. Internet and telephonic voting procedures are designed to authenticate shareholders' identities, allow shareholders to provide their voting instructions and confirm the proper recording of such instructions. If you give your proxy instructions through the Internet or by telephone, please do not return your proxy cards.

     CAN I REVOKE MY PROXY? You have the right to revoke your proxy at any time before it is voted at the Annual Meeting. To revoke your proxy, you may give written notice of such revocation to the Secretary of the Company, deliver a subsequent duly executed proxy to the Company in the same manner in which you voted in the first instance, or vote in person at the Annual Meeting. Notice of revocation or a subsequent proxy must be received by the Secretary of the Company before the vote at the Annual Meeting.

     HOW WILL MY SHARES BE VOTED? All properly completed and unrevoked proxies that are received prior to the close of voting at the Annual Meeting (or, in the case of shares held in the Pactiv Corporation Thrift Plan, that are received by May 13, 2003) will be voted in accordance with the your instructions. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:

        (1) FOR the election of all nominees for election as directors described in this proxy statement;

        (2) FOR the ratification of Ernst & Young LLP as the Company's independent public accountants for the year 2003; and

        (3) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     If you hold shares through a broker and do not give specific voting instructions to the broker on how you wish to vote on Proposals 1 and 2 described in this proxy statement, then the broker may vote your shares at the broker's discretion.

     If there are any shareholder proposals at the Annual Meeting that are not included in the Company's proxy statement and form of proxy, the persons named in the proxy may utilize discretionary authority conferred by proxy in voting on any such proposals.

     WHAT IS A BROKER NON-VOTE? Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders in accordance with the nominee's instructions. If that happens, nominees may generally vote those shares only on matters considered "routine" by the New York Stock Exchange, such as the election of directors addressed by Proposal 1 and the ratification of the Company's independent public accountants addressed in Proposal 2 in this proxy statement. On non-routine matters, nominees do not have discretion to vote the shares. If a nominee fails to exercise its discretion, or does not have discretion, to vote the shares, a "broker non-vote" occurs.

     HOW WILL WITHHOLDING AUTHORITY, ABSTENTIONS AND "BROKER NON-VOTES" AFFECT VOTING RESULTS? With respect to Proposal 1 (the re-election of directors), the individuals receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as directors. As a result, if you withhold your authority to vote, or if there is a broker non-vote, for any director, your vote and any broker non-vote will not count for or against such director. Approval of Proposal 2 (the ratification of the independent public accountants) requires the vote of the majority of shares present (whether in person or by proxy) and entitled to vote. Therefore, abstentions will have the effect of votes against, and broker non-votes, because they are not "entitled to vote," will have no affect on, Proposal 2.

     WHAT IF I AM A BENEFICIAL HOLDER RATHER THAN A HOLDER OF RECORD? If you hold your shares through a broker, bank or other nominee you will receive instructions from the nominee describing how to vote your shares.

     WHO IS SOLICITING MY PROXY? The Board of Directors of the Company is soliciting your proxy. Directors, officers and other employees of the Company may solicit proxies by mail, telephone, or in person. In addition, Georgeson & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies.

     DOES THE COMPANY PAY ANYONE TO SOLICIT PROXIES? The Company will pay Georgeson & Co., Inc. an amount not to exceed $25,000 for soliciting proxies for the Annual Meeting and will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the common stock. Directors, officers and other employees who participate in soliciting proxies will not receive any compensation from the Company for doing so, other than their usual compensation.

     WHO MAY ATTEND THE ANNUAL MEETING? All holders of shares of common stock on the Record Date may attend the Annual Meeting.

     CAN I RECEIVE FUTURE SHAREHOLDER COMMUNICATIONS OVER THE INTERNET? Yes. You may consent to access future shareholder communications (e.g., annual reports, proxy statements, and interim communications) from or on behalf of the Company over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce the Company's printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you have given your consent, it will remain in effect until you inform the Company otherwise. To give your consent, if your shares are registered in your name, check the appropriate box on the proxy card or, if you are voting over the Internet or by telephone, follow the prompts you will receive when you vote. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available.

                                   APPENDIX A

                               PACTIV CORPORATION

                            AUDIT COMMITTEE CHARTER

A. NAME

     There shall be a committee of the Board of Directors (Board) which shall be called the Audit Committee.

B. PURPOSE

     The Audit Committee shall be directly responsible for the appointment, compensation and oversight over the work of the Company's independent public accountants.

     The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with the corporate code of conduct and legal and regulatory requirements, (3) the independent public accountants' qualifications and independence and (4) the performance of the Company's internal audit function and independent public accountants.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

C. COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of three or more directors as determined by the Board. Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the New York Stock Exchange ("NYSE") and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder.(4) All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined under the rules of the SEC. Fees for work as a director are the only compensation that an Audit Committee member may receive from the Company.

     The Board shall appoint the members of the Audit Committee (including the chair) annually, considering the recommendation of the Compensation/Nominating/Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors are appointed and qualify. If the Committee Chair is not designated or present, the Committee members may designate a Chair by majority vote of the Committee membership. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it subject to such new member(s) satisfying the independence, experience, and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NYSE, the Audit Committee shall fix its own rules of procedure.

     At least annually, obtain and review a report by the independent auditor describing (i) the audit firm's internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review or any governmental or professional investigation of independent audits by the firm; and (iii) all relationships between the independent auditor and Pactiv.

     The Audit Committee shall hold meetings as often as it deems appropriate, but at least four times per year.

D. COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent public accountants as well as the audit plan, including its scope, approach, staffing and locations to be visited. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the independent public accounting firm for the purpose of preparing or issuing an audit report or related work, and the independent public accounting firm shall report directly to the Audit Committee.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain at the expense of the Company special legal, accounting or other consultants to advise the committee and carry out its duties and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall meet periodically with management, the internal auditors and the independent public accountants in separate executive sessions in furtherance of its purposes.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     In performing its functions the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

     - Review and discuss with management and the independent public accountants the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     - Review and discuss with management and the independent public accountants the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, prior to the filing of its Form 10-Q, including the results of the independent public accountants' reviews of the quarterly financial statements to the extent applicable.

     - Review and discuss with management, the internal auditors and the independent public accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal and disclosure controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent public accountants and the Company's response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent public accountants' activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases.

     - Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     - Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the independent public accountant taking into account the opinions of management and the Company's internal auditors.

     - Ensure that the lead audit partner of the independent public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

     - Approve the hiring of employees or former employees of the independent public accountants who were engaged on the Company's account.

     - Discuss with management and the independent public accountants any accounting adjustments that were noted or proposed by the independent public accountants but were passed (as immaterial or otherwise).

     - Ensure that the Company maintains an internal audit function.

     - Review the annual internal audit plan, any changes to such plan, the organizational structure and qualification of the internal audit staff.

     - Discuss with the independent public accountants the internal audit department, its audit plan, responsibilities, budget and staffing.

     - Review significant reports prepared by the internal audit staff together with management's response.

     - Review and concur in the appointment or dismissal of the internal audit staff and any third party internal audit firm.

     - At least twice annually, review with the Company's General Counsel the Company's compliance with laws and regulations, material inquiries, if any, from regulatory or government agencies, and any other legal matters that could have a significant impact on the Company's financial statements.

     - Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

     - Review any reports of the registered independent public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered independent public accountants any information with respect to illegal acts in accordance with Section 10A.

E. LIMITATIONS OF AUDIT COMMITTEE'S ROLES

     While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 2, 2003

Dear Benefit Plan Participant:

     The Annual Meeting of Shareholders of Pactiv Corporation is scheduled to be held at the Hilton Northbrook, 2855 N. Milwaukee Ave., Northbrook, Illinois 60062, at 10:30 a.m. local time on Friday, May 16, 2003. A copy of the notice and proxy statement, which is being sent to all registered shareholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee"), as holder of record of the shares in your account, how to vote the shares of Pactiv Corporation stock held in your account. In accordance with the plan, the Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their respective instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee FOR the election of the nominees for directors named in the Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the year 2003, and as recommended by management on all other matters to be considered at the Annual Meeting.

     You can also vote using our telephonic or Internet voting procedures, as described on the enclosed proxy card.

     If you do not return your executed form of proxy to the Trustee or vote using our telephonic or Internet voting procedures, then your shares cannot be used to establish a quorum for the Annual Meeting or be voted by the Trustee.

     Your vote is important. Please vote using our telephonic or Internet voting procedures or send your executed form of proxy card with your voting instructions at your earliest opportunity, but no later than May 13, 2003, so that it will reach the Transfer Agent in time to be counted and voted. For your convenience, a return envelope is enclosed.

                                                YOUR BENEFITS COMMITTEE

              ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access our future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time after you give it by notifying the Company's transfer agent, National City Bank, Post Office Box 92301 Cleveland, Ohio 44193-0900, or the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.




                             YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.




              Proxy must be signed and dated on the reverse side.
         o Please fold and detach card at perforation before mailing. o
--------------------------------------------------------------------------------

PACTIV CORPORATION                                                         PROXY
--------------------------------------------------------------------------------
Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote "FOR" all proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1. ELECTION OF DIRECTORS

   Nominees:

     (01) Larry D. Brady    (02) K. Dane Brooksher   (03) Robert J. Darnall   (04) Mary R. (Nina) Henderson
     (05) Roger B. Porter   (06) Paul T. Stecko      (07) Richard L. Wambold  (08) Norman H. Wesley

     [ ] FOR all nominees listed above.              [ ] WITHHOLD AUTHORITY
         (except as listed to the contrary below)        to vote for all nominees listed above.

     To withhold authority to vote for any individual nominee, write that nominee's name or number below:

     ---------------------------------------------------------------------------

2. RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

      [ ] FOR              [ ] AGAINST          [ ] ABSTAIN

   [ ] Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


PACTIV CORPORATION                                                       VOTE BY TELEPHONE
c/o National City Bank
Corporate Trust Operations                                     Have your proxy card available when you
Locator 5352                                                   call the Toll-Free number 1-800-542-1160
P.O. Box 94990                                                 using a Touch-Tone phone. You will be
Cleveland, OH 44101-4900                                       prompted to enter your control number and
                                                               then can follow the simple prompts that will
                                                               be presented to you to record your vote.

                                                                         VOTE BY INTERNET

                                                               Have your proxy card available when you
                                                               access the website http://www.votefast.com.
                                                               You will be prompted to enter your control
                                                               number and then you can follow the simple
                                                               prompts that will be presented to you to
                                                               record your vote.

                                                                            VOTE BY MAIL

                                                               Please mark, sign and date your proxy card
                                                               and return it in the postage-paid envelope
                                                               provided or return it to: Stock Transfer Dept.
                                                               (PC), National City Bank, P.O. Box 94990,
                                                               Cleveland, OH 44101-4900.


                  VOTE BY TELEPHONE                   VOTE BY INTERNET             VOTE BY MAIL

                Call Toll-Free using a             Access the Website and       Return your proxy

                   Touch-Tone phone:                   cast your vote:         in the Postage-paid

                    1-800-542-1160                 http:\\www.votefast.com      envelope provided


                                     Vote 24 hours a day, 7 days a week!
                  Your telephone or Internet vote must be received by 11:59 p.m. eastern time on Thursday, May 15, 2003 to be counted in the final tabulation.

                 If you vote by telephone or Internet, please do not send your proxy by mail.

                                    YOUR CONTROL NUMBER IS:

                                    Proxy must be signed and dated below.
                        o Please fold and detach card at perforation before mailing. o

PACTIV CORPORATION                                                                                       PROXY

THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 16,
2003.

The undersigned does hereby appoint Richard L. Wambold, Roger B. Porter and James V. Faulkner, Jr., and any of
them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Pactiv
Corporation held of record by the undersigned at the close of business on March 19, 2003, and entitled to vote at the Annual Meeting of Shareholders of Pactiv Corporation to be held at 10:30 a.m., May 16, 2003, at the
Hilton Northbrook, 2855 N. Milwaukee Ave., Northbrook, Illinois 60062, or at any adjournment thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR (1) THE ELECTION OF THE NOMINEES LISTED ON
THE OPPOSITE SIDE OF THIS CARD AS DIRECTORS AND (2) THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT
PUBLIC ACCOUNTANTS FOR 2003. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT
SAID MEETING OR ANY ADJOURNMENTS THEREOF.


                                                     --------------------------------------------------------
                                                     Signature

                                                     --------------------------------------------------------
                                                     Signature

                                                     Date:                                             , 2003
                                                           --------------------------------------------
                                                     INSTRUCTIONS: Please sign exactly as shown hereon. Joint
                                                     owners should each sign. When signing as a fiduciary, attorney, executor, administrator, trustee or guardian, or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

              ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

     You have the option to access our future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time after you give it by notifying the Company's transfer agent, National City Bank, Post Office Box 92301 Cleveland, Ohio 44193-0900, or the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

                             YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

        Voting instruction must be signed and dated on the reverse side.
         o Please fold and detach card at perforation before mailing. o

--------------------------------------------------------------------------------
PACTIV CORPORATION                              CONFIDENTIAL VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

The Trustee is directed to vote as specified below. If no direction is made, your shares will be voted FOR the election of the nominees for Directors and FOR Proposal 2. If the Trustee does not receive your voting instructions by May 13, 2003, either by telephone, Internet, or receipt of a signed voting instruction card, the shares credited to your account will not be represented at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1. ELECTION OF DIRECTORS

   Nominees:

    (01) Larry D. Brady           (02) K. Dane Brooksher  (03) Robert J. Darnall
    (04) Mary R. (Nina) Henderson (05) Roger B. Porter    (06) Paul T. Stecko
    (07) Richard L. Wambold       (08) Norman H. Wesley

    [ ] FOR all nominees listed above.       [ ] WITHHOLD AUTHORITY
        (except as listed to the contrary        to vote for all nominees listed
        below)                                   above.

    To withhold authority to vote for any individual nominee, write that nominees's name or number below:

    ----------------------------------------------------------------------------

2. RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

       [ ] FOR                       [ ] AGAINST                 [ ] ABSTAIN

   [ ] Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

                (Continued and to be signed on the reverse side)

PACTIV CORPORATION                                                       VOTE BY TELEPHONE
c/o National City Bank
Corporate Trust Operations                                      Have this available when you call the
Locator 5352                                                    Toll-Free number 1-800-542-1160
P.O. Box 94990                                                  using a Touch-Tone phone. You will be
Cleveland, OH 44101-4900                                        prompted to enter your control number and
                                                                then you can follow the simple prompts that
                                                                will be presented to you to record your vote.

                                                                         VOTE BY INTERNET

                                                                Have this form available when you access the
                                                                website http://www.votefast.com. You will be
                                                                prompted to enter your control number and
                                                                then you can follow the simple prompts that
                                                                will be presented to you to record your
                                                                vote.

                                                                            VOTE BY MAIL

                                                                Please mark, sign and date your voting
                                                                instruction card and return it in the
                                                                postage-paid envelope provided or return it
                                                                to: Stock Transfer Dept. (PC), National City
                                                                Bank, P.O. Box 94990, Cleveland, OH
                                                                44101-4900.


                  VOTE BY TELEPHONE                   VOTE BY INTERNET             VOTE BY MAIL

                Call Toll-Free using a             Access the Website and       Return your voting instruction card

                   Touch-Tone phone:                   cast your vote:         in the Postage-paid

                    1-800-542-1160                 http:\\www.votefast.com      envelope provided.


                                     Vote 24 hours a day, 7 days a week!
                  Your telephone or Internet vote must be received by 11:59 p.m. eastern time on Tuesday, May 13, 2003 to be counted in the final tabulation.

           If you vote by telephone or Internet, please do not send your voting instruction by mail.

                                    YOUR CONTROL NUMBER IS:

                        o Please fold and detach card at perforation before mailing. o

PACTIV CORPORATION                                                                                            PROXY

THIS VOTING INSTRUCTION CARD IS SENT TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE  BOARD OF
DIRECTORS OF PAVTIV CORPORATION. Please complete this form on the reverse side, sign your name exactly as it appears below, and return it in the enclosed envelope.


As a participant in the Pactiv Corporation 401(k) Savings & Investment Salaried Plan (the "Plan") or the
Pactiv Corporation 401(k) Savings and Investment Hourly Plan (the "Plan"), I hereby direct Fidelity Management
Trust Company, as Trustee for the Plan, to vote all shares of Common Stock of Pactiv Corporation represented by my Proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on
May 16, 2003, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the Annual Meeting.

Only the Trustee can vote your shares. Your  shares cannot be voted in person at the Annual Meeting. How you vote these shares is confidential. The trustee will not disclose how you have instructed the Trustee to vote.


                                                     --------------------------------------------------------
                                                     Sign here as name appears to the left.

                                                     Date:                                             , 2003
                                                           --------------------------------------------
